Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as referenced in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.0001 per share, of FACT II Acquisition Corp., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such statement on Schedule 13G. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

February 14, 2025	FACT II Acquisition LLC

	By:	/s/ Adam Gishen
	Name:	Adam Gishen
	Title:	Authorized Signatory

February 14, 2025	FACT II Acquisition Parent LLC

	By:	/s/ Adam Gishen
	Name:	Adam Gishen
	Title:	Authorized Signatory